UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                            September 19, 2019

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	001-34816	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                          (978) 287-5100

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TCCO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 19, 2019, Technical Communications Corporation (the "Company") held its 2019 annual meeting of shareholders (the “Meeting”) at its executive offices in Concord, MA. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1 - The Company’s shareholders voted to elect one Class I Director to serve on the Board of Directors for a term of three years expiring at the 2022 Annual Meeting of Stockholders. A summary of votes cast follows below:

Nominee	Votes for	Votes withheld
Ralph M. Norwood	526,408	64,059

There were 1,003,816 broker non-votes with respect to Proposal 1.

Proposal 2 - The Company's shareholders approved on an advisory, non-binding basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Meeting, with 544,837 shares voting for and 33,022 shares voting against. There were 12,608 shares abstaining and 1,003,816 broker non-votes on this proposal.

Proposal 3 - The Company's shareholders voted to ratify the appointment of Stowe & Degon, LLC as the Company's independent registered public accounting firm for the fiscal year ending September 29, 2018 with 1,471,012 shares voting for, 108,168 shares voting against, and 15,103 shares abstaining with respect to this proposal.

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.
b.	Pro forma financial information. Not applicable.
c.	Shell company transactions. Not applicable
d.	Exhibits. Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: September 20, 2019	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer